UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2018 (June 25, 2018)

HENNESSY CAPITAL ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Delaware	001-38119	81-4838205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3485 N. Pines Way, Suite 110 Wilson, Wyoming	83014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 734-7879

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On June 25, 2018, Hennessy Capital Acquisition Corp. III, a Delaware corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with JFL-NRC-SES Partners, LLC, a Delaware limited liability company (“Seller”).

Proposed Business Combination

The Purchase Agreement provides for the acquisition by the Company from Seller of all of the issued and outstanding membership interests of NRC Group Holdings, LLC, a Delaware limited liability company (“NRC Group”), which conducts its business through its subsidiaries, National Response Corporation and Sprint Energy Services, LLC (the “Business Combination”).

Consideration and Equity Financing

Pursuant to the Purchase Agreement, the aggregate purchase price for the proposed Business Combination is $662.5 million, subject to certain pre- and post-closing adjustments as set forth in the Purchase Agreement (the “Total Purchase Price”). The Company will pay the Total Purchase Price partially in cash (the “Cash Component”) and partially in common stock of the Company (the “Equity Component”), as follows:

●	The Cash Component means the positive number equal to (i) the dollar amount remaining in the Company’s trust account after redemptions (described below), plus (ii) the amount raised in connection with the PIPE Investment (as defined herein), which amount is expected to be $100.0 million, plus (iii) the amount raised if the Company conducts a private placement pursuant to the Backstop Commitment (as defined herein), plus (iv) the amount raised, if any, pursuant to the JFL Subscription Agreement (as defined herein) minus (v) the Company’s expenses incurred in connection with the proposed Business Combination; and

●	The Equity Component will consist of the number of shares, rounded up to the nearest whole number, of Company common stock equal to the quotient of:

o	The positive amount equal to the Total Purchase Price minus the Cash Component, divided by

o	The number equal to the quotient of (1) the remaining trust amount (without giving effect to any redemptions) as of two business days prior to Closing (as defined herein), divided by (2) the outstanding public shares of Company common stock (without giving effect to any redemptions), provided, however, that the minimum proportion of the Total Purchase Price represented by the Equity Component is to be at least twenty percent (20%) of the Total Purchase Price, and additional shares of Company common stock will be issued to satisfy such minimum proportion and the Cash Component will be reduced accordingly.

The Cash Component will be funded through a combination of cash held in the Company’s trust account and the proceeds from the expected sale of $75.0 million of the Company’s Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share (“Preferred Stock”), plus an additional $25.0 million of additional Preferred Stock and/or Company common stock in a private placement (the “PIPE Investment”). A total of $100.0 million of the PIPE Investment has been subscribed. Additionally, the Company has received commitments from Subscriber (as defined below) to purchase up to $25.0 million of Company common stock through (i) open market or privately negotiated transactions with third parties, (ii) a private placement with consummation to occur concurrently with that of the proposed Business Combination, or (iii) a combination thereof, in order to ensure sufficient funds to finance the Cash Component (the “Backstop Commitment”).

Representations and Warranties

Under the Purchase Agreement, Seller, on the one hand, and the Company, on the other hand, made customary representations and warranties for transactions of this nature. Except for certain representations made by Seller relating to its ownership of all the issued and outstanding membership interests of NRC Group (which survive for a period of one year after the closing of the proposed Business Combination), the representations and warranties made by Seller and the Company to each other in the Purchase Agreement will not survive the consummation of the proposed Business Combination.

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Conditions to Consummation of the Proposed Business Combination

Consummation of the transactions contemplated by the Purchase Agreement (the “Closing”) is subject to customary conditions of the respective parties, including the completion of the Redemption Offer (as defined below). Each redemption of public shares by the Company’s public stockholders will decrease the amount in the Company’s trust account, which holds approximately $261.3 million as of June 21, 2018. If the aggregate amount of cash available to pay the Cash Component is less than $125.0 million (less the payment of the Company’s unpaid transaction expenses), then Seller may, at its option, elect not to consummate the proposed Business Combination.

In addition, consummation of the transactions contemplated by the Purchase Agreement is subject to other closing conditions, including, among others: (i) the waiting period and any extension thereof under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 shall have expired or been terminated; (ii) the obligations of each party under the Purchase Agreement shall have been performed in all material respects; (iii) the representations and warranties of each party under the Purchase Agreement shall be true in all respects, except for such inaccuracy that, individually or in the aggregate, would not result in a material adverse effect on such party; (iv) the Company shall have issued and Seller shall have received the Equity Component; (v) no material adverse effect of either party shall have occurred; (vi) each party shall have received a fully executed Lock-Up Agreement (as defined below)from each other; (vii) each of the Backstop and Subscription Agreement (as defined below), the JFL Subscription Agreement (as defined herein), the Sponsor Warrant Exchange and Share Forfeiture Agreement (as defined below), the Registration Rights Agreement (as defined below) and the Voting and Support Agreement (as defined below) remaining in full force and effect, and the parties thereto are in compliance with the terms and conditions thereof in all material respects, and if Seller exercises its rights to enforce the Backstop and Subscription Agreement, the JFL Subscription Agreement or the Voting and Support Agreement pursuant to the terms thereof, such Subscriber (as defined in the Backstop and Subscription Agreement or JFL Subscription Agreement) or Founder Stockholder (as defined in the Purchase Agreement), as applicable, will have complied with and consummated its obligations with respect thereto; (viii) no unapproved shares shall have been issued by the Company; (ix) the Company’s common stock remaining listed on the NYSE American; (x) the Credit Agreement (as defined in the Purchase Agreement) shall be in effect and no event of default shall have occurred thereunder; (xi) the proposed form of Second Amended and Restated Certificate of Incorporation of the Company shall have been approved by the stockholders of the Company and the proposed form of Amended and Restated Bylaws of the Company shall have been adopted by the Company’s Board of Directors (the “Board”), and each shall be in effect as of the Closing; (xii) the proposed form of new management equity incentive plan shall have been approved by the stockholders of the Company; (xiii) the Redemption Offer shall have been completed; (xiv) the Company will have at least $5,000,001 of net tangible assets remaining after the proposed Business Combination; and (xv) the receipt of approval by the Company’s stockholders of the Purchase Agreement and the proposed Business Combination.

Termination

As discussed above, Seller may, at its option, terminate the Purchase Agreement if the amount of the Cash Component is less than $125.0 million (less the payment of the Company’s unpaid transaction expenses). The Purchase Agreement may also be terminated under certain customary and limited circumstances at any time prior to the Closing, including by either party if the transactions contemplated by the Purchase Agreement have not been completed by November 30, 2018, provided that the failure of the Closing to occur on or before such date is not due to the failure by the party seeking termination to perform and comply in all material respects with its covenants and agreements contained in the Purchase Agreement or any of the other documents that are required to be performed or complied with at or prior to Closing. If the Purchase Agreement is validly terminated, no party thereto will have any liability or any further obligation to any other party under the Purchase Agreement with certain limited exceptions, including liability for any willful breach of the Purchase Agreement.

A copy of the Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Purchase Agreement is qualified in its entirety by reference thereto. The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Purchase Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these schedules contain information that is material to an investment decision.

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Redemption Offer

Pursuant to the Company’s amended and restated certificate of incorporation and in accordance with the terms of the Purchase Agreement, the Company will be providing its public stockholders with the opportunity to redeem their shares of Company common stock for cash equal to their pro rata share of the aggregate amount on deposit in the Company’s trust account (which holds the proceeds of the Company’s July 2017 initial public offering, less taxes payable) as of two business days prior to the Closing (the “Redemption Offer”). For illustrative purposes, based on funds in the trust account of approximately $261.3 million on June 21, 2018, the estimated per share redemption price would have been approximately $10.18.

Backstop and Subscription Agreement

Concurrent with the execution of the Purchase Agreement, the Company entered into a Backstop and Subscription Agreement (the “Backstop and Subscription Agreement”) with Nomura Securities International, Inc., a New York corporation (in its capacity as investor and not advisor, “Subscriber”), pursuant to which Subscriber has agreed to purchase (i) $75.0 million worth of Preferred Stock (subject to a possible increase of up to an additional $25.0 million if the Company is unable to enter into one or more backstop and/or subscription agreements prior to the Closing) and (ii) up to $25.0 million worth of shares of Company common stock. Subscriber will purchase the shares through one or more of (x) open market or privately negotiated transactions with third parties (including forward contracts), (y) a private placement with consummation concurrently with that of the proposed Business Combination at a purchase price of $10.25 per share of Company common stock, or (z) a combination thereof. Subscriber in the Backstop Commitment has agreed to vote any Company common stock that it owns, whether acquired pursuant to the Backstop Commitment or otherwise, in favor of the proposed Business Combination and the other proposals to be set forth in the Company’s proxy statement relating to the transactions described in this Current Report (the “Proxy Statement”). The terms, rights, obligations and preferences of the Preferred Stock are set forth in the form of Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Cumulative Preferred Stock of NRC Group Holdings Corp. (formerly known as Hennessy Capital Acquisition Corp. III) attached as Exhibit A to the Backstop and Subscription Agreement. Subscriber in the Backstop Commitment has also agreed not to transfer any Company common stock that it owns until the earlier of (i) the Closing or (ii) the public announcement by the Company of the termination of the Purchase Agreement. In consideration for the aggregate $125.0 million equity commitment, Subscriber will receive (i) a commitment fee of $2.5 million, which fee will be paid by JFL (as defined below) or one of its affiliates on behalf of the Company, subject to credit to the Total Purchase Price, and (ii) upon the Closing, five percent (5%) of the aggregate consideration paid by Subscriber to acquire the shares of common stock in connection with the Backstop Commitment (if any) (not to exceed five percent (5%) of the total Backstop Commitment). Subscriber may receive up to a three percent (3%) placement and/or funding fee on the aggregate Preferred Stock acquired pursuant to the Backstop and Subscription Agreement.

In addition, pursuant to the terms of the Backstop and Subscription Agreement, Subscriber has agreed to use its reasonable best efforts to exercise its right to acquire the Preferred Stock by having one or more U.S. citizens (within the meaning of the Jones Act), prior to the Closing, enter into subscription agreements with the Company for the direct purchase from the Company of shares of Preferred Stock (so that the Subscriber does not take title to those shares) for the Company at all times (including from and after the Closing) to the extent necessary to satisfy the U.S. citizenship requirements set forth in the Jones Act, and otherwise to the extent necessary to comply with the Company’s amended and restated certificate of incorporation and bylaws in effect as of the Closing. Further, if prior to the Closing an insufficient amount of Preferred Stock will be directly acquired by U.S. citizens, then in lieu of purchasing Preferred Stock, the Subscriber shall acquire such alternative securities or other contractual obligations of the Company as the Company shall structure such that the Company at all times (including from and after the Closing) to the extent required satisfies the U.S. citizenship requirements set forth in the Jones Act, provided that such alternative securities or other contractual obligations have substantially similar economic terms as the Preferred Stock, including economic terms based on a theoretical conversion into (or exercise for) Preferred Stock or common stock of the of the Company.

The Backstop and Subscription Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Backstop and Subscription Agreement is qualified in its entirety by reference thereto.

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JFL Subscription Agreement

Concurrent with the execution of the Purchase Agreement, the Company entered into a subscription agreement (the “JFL Subscription Agreement”) with J.F. Lehman & Company, LLC (“JFLCo”). The JFL Subscription Agreement provides that JFLCo or one or more of its affiliated investment funds may elect to purchase (i) up to 300,000 shares of Preferred Stock for a per share price of $97.00, (ii) up to 1,951,220 shares of Company common stock for a per share price of $10.25, and (iii) an additional number of shares of Company common stock as determined in accordance with the terms of the JFL Subscription Agreement. The JFL Subscription Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the JFL Subscription Agreement is qualified in its entirety by reference thereto.

Voting and Support Agreement

Concurrent with the execution of the Purchase Agreement, the Sponsor and certain stockholders of the Company, in each case, that hold founder shares (together with the Sponsor, the “Initial Hennessy Stockholders”) entered into a Voting and Support Agreement with Seller (the “Voting and Support Agreement”). Pursuant to the Voting and Support Agreement, the Initial Hennessy Stockholders (representing as of the date hereof approximately 20% of the voting power of the Company) agreed to vote: (i) in favor of the adoption of the Purchase Agreement and approval of the proposed Business Combination and other transactions contemplated by the Purchase Agreement; (ii) against any actions that would result in a breach by the Company of any representations, warranties, covenants, obligations or agreements contained in the Purchase Agreement; (iii) in favor of the proposals set forth in the Company’s Proxy Statement when available, related to the Redemption Offer and the proposed Business Combination; (iv) for any proposal to adjourn or postpone the special meeting of stockholders to approve matters related to the proposed Business Combination to a later date if there are not sufficient votes for approval of such matters, and (v) against any alternative proposals or transactions to the proposed Business Combination.

The Voting and Support Agreement generally prohibits the Initial Hennessy Stockholders from transferring, or permitting to exist any liens on, their shares of the Company’s common stock prior to the termination of such agreement. The Voting and Support Agreement will automatically terminate, as to any Initial Hennessy Stockholder, upon the first to occur of (i) the mutual written consent of Seller and such Initial Hennessy Stockholder, (ii) the Closing or (iii) the date of termination of the Purchase Agreement in accordance with its terms. A copy of the Voting and Support Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Voting and Support Agreement is qualified in its entirety by reference thereto.

Sponsor Warrant Exchange and Share Forfeiture Agreement

Concurrent with the execution of the Purchase Agreement, the Company entered into a Sponsor Share Exchange and Share Forfeiture Agreement with the Sponsor (the “Sponsor Warrant Exchange and Share Forfeiture Agreement”), which provides for the exchange of 9,600,000 outstanding placement warrants for 1,920,000 newly issued shares of Company common stock (the “Sponsor Warrant Exchange”) concurrent with, and contingent upon, the consummation of the proposed Business Combination. Pursuant to the Sponsor Share Exchange and Share Forfeiture Agreement, the Sponsor has also agreed that, (i) for a period of up to 180 days from the Closing (which period may be shortened under certain circumstances), it shall not transfer, assign or sell any of its shares issuable upon exchange of placement warrants and (ii) immediately prior to and contingent upon the Closing, it will forfeit 1,920,000 founder shares currently held by the Sponsor and such shares shall be retired and canceled by the Company. The Sponsor has also agreed in the Sponsor Warrant Exchange and Share Forfeiture Agreement that it will not, directly or indirectly, transfer or otherwise dispose of the founder shares to be so forfeited prior to the Closing. A copy of the Sponsor Warrant Exchange and Share Forfeiture Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Sponsor Warrant Exchange and Share Forfeiture Agreement is qualified in its entirety by reference thereto.

Registration Rights Agreement

At the Closing, the Company and Sponsor will enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”) with each of the Initial Hennessy Stockholders, Seller, JFL, and the investors in the Backstop Commitment and the PIPE Investment. In this “Registration Rights Agreement” section, each of the parties to the Registration Rights Agreement (other than the Company) is referred to as a “Restricted Stockholder.”

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Resale Shelf Registration Statement.

Pursuant to the Registration Rights Agreement, the Company has agreed to file, as soon as reasonably practicable within 60 days (but in no event later than 90 days) after the Closing, a resale shelf registration statement on Form S-3 (the “Shelf Registration Statement”), for the benefit of the Restricted Stockholders, to register (i) the shares of Company common stock issued to Seller upon the Closing as part of the Equity Component, (ii) the founder shares held by the Initial Hennessy Stockholders, (iii) the shares of Company common stock issued to the Sponsor in exchange for its warrants, (iv) any shares of Company common stock or any shares of Preferred Stock issued in the PIPE Investment (including any shares of Company common stock issued or issuable upon conversion of such Preferred Stock), (v) the shares of Company common stock issued to Backstop Commitment investors in a private placement by the Company pursuant to the Backstop and Subscription Agreement, (vi) any shares of Company common stock or any shares of Preferred Stock issued pursuant to the JFL Subscription Agreement (including any shares of Company common stock issued or issuable upon conversion of such Preferred Stock) (vi) any outstanding shares of Company common stock or any other security of the Company held by a holder as of the date of the Registration Rights Agreement and (vii) any other equity security of the Company issued or issuable with respect to a combination of shares, distribution, recapitalization, merger, consolidation, reorganization or other similar event (collectively, the “Registrable Securities”). In addition, the Company intends to register the shares issuable upon the exercise of the public warrants in the Shelf Registration Statement. The Company is obligated to use reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the U.S. Securities and Exchange Commission (“SEC”) within 180 days following the Closing (or 120 days following the Closing if the SEC does not comment on the Shelf Registration Statement), and to use best efforts to maintain the Shelf Registration Statement continuously effective under the Securities Act, subject to certain permitted blackout periods, during the period (the “Shelf Registration Statement Effective Period”) from the date the Shelf Registration Statement is declared effective by the SEC until the earliest to occur of (a) 36 months after the effective date of the Shelf Registration Statement, (b) the date on which all the Registrable Securities have been sold or distributed pursuant to such Shelf Registration Statement or (c) the date on which the Registrable Securities covered by the Shelf Registration Statement first become eligible for sale pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder.

Certain Restricted Stockholders (consisting of the Initial Hennessy Stockholders, certain investors in the PIPE Investment, investors in the Backstop Commitment, JFL and Seller) (each such person, a “Demand Right Holder”) will have the right, subject to certain conditions, to demand an underwritten offering of their respective Registrable Securities. The Company is not obligated to effect more than (i) six underwritten offerings for Seller, (ii) one underwritten offering for the other Demand Right Holders (acting individually), and (iii) a customary number of demands for JFL in the event they purchase securities under the JFL Subscription Agreement, in each case less any demand registrations initiated by such person. In addition, the Company is not obligated to effect any underwritten offering demand unless the minimum aggregate offering price is at least $5.0 million.

Demand Rights.

Subject to certain restrictions and limitation, if (a) the Shelf Registration Statement is not declared effective by the SEC on or prior to the date that is 180 days after the Closing or (b) at any time during the Shelf Registration Statement Effective Period, the Shelf Registration Statement is not available to the Restricted Stockholders (subject to certain specified exceptions), the Demand Right Holders will have the right, subject to certain conditions, to require the Company by written demand to prepare and file a registration statement registering the offer and sale of a certain number of registrable securities (which offering may, in certain cases, be in the form of an underwritten offering). The Company is not obligated to effect more than (i) six demand registrations for Seller, (ii) one demand registration for the other Demand Right Holders (acting individually), and (iii) a customary number of demands for JFL in the event they purchase securities under the JFL Subscription Agreement, in each case less any underwritten offerings pursuant to the Shelf Registration Statement initiated by such person.

In addition, the Company is also not obligated to effect any demand registration in the form of an underwritten offering unless the minimum aggregate offering price is at least $5.0 million (if on Form S-3) or at least $25.0 million (if the Company is not eligible to use Form S-3 or any successor form or similar short-form registration).

Piggyback Rights.

If at any time on or after the Closing (a)(i) the Shelf Registration Statement is not declared effective by the SEC on or prior to the date that is 180 days after the Closing or (ii) at any time during the Shelf Registration Statement Effective Period, the Shelf Registration Statement is not available to the Restricted Stockholders (subject to certain specified exceptions), and (b) the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities for its own account or for the account of stockholders of the Company (other than those an offering pursuant to a registration statement on a form that does not permit registration for resale by the Restricted Stockholders), then the Restricted Stockholders will have customary piggyback registration rights that allow them to include their equity securities in any such registration statement. In addition, if the Company proposes to effect an underwritten offering for its own account or for the account of stockholders of the Company, then the Restricted Stockholders will have customary piggyback rights that allow them to include their equity securities in such underwritten offering, subject to proportional cutbacks based on the identity of the party initiating such offering.

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Limitations; Expenses; Indemnification.

These registration rights are subject to certain customary limitations, including the right of the underwriters to limit the number of securities to be included in an underwritten public offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally be required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration and sale of Registrable Securities held by the Restricted Stockholders. In addition, the Company will pay the reasonable fees and expenses of one legal counsel selected by the majority-in-interest of the Demand Right Holders initiating a demand registration. Under the Registration Rights Agreement, the Company has agreed to indemnify the Restricted Stockholders against any losses or damages resulting from any untrue statement or omission or alleged untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell its equity securities, unless such liability arose from their misstatement or omission, and each of the Restricted Stockholders, severally and individually, has agreed to indemnify the Company against any losses or damages caused by such Restricted Stockholder’s material misstatements or omissions in those documents.

A form of the Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto

Lock-Up Agreements

At the Closing, Seller will enter into a 180-day lock-up agreement (the “Seller Lock-Up Agreement”) with the Company with respect to the shares of the Company common stock received by Seller as part of the Equity Component (the “Seller Lock-Up Shares”). Also at Closing, Sponsor will enter will enter into a 180-day lock-up agreement (the “Sponsor Lock-Up Agreement” and together with the Seller Lock-Up Agreement, the “Lock-Up Agreements”) with the Company with respect to the shares of the Company common stock owned by Sponsor (the “Sponsor Lock-Up Shares,” together with the Seller Lock-Up Shares, the “Lock-Up Shares”). Pursuant to the Lock-Up Agreements, each of Seller and Sponsor individually will agree that, for a period of 180 days from the Closing (which period may be shortened under certain circumstances), they will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any Lock-Up Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, in cash or otherwise, or (iii) publicly announce any intention to affect any transaction specified in clause (i) or (ii). Notwithstanding the foregoing, pursuant to the Lock-Up Agreements, Seller and Sponsor may sell or otherwise transfer any Lock-Up Shares to their respective equity holders or to any of its other affiliates, provided that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreements. A form of the Lock-Up Agreements is filed with this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference, and the foregoing description of the Lock-Up Agreements is qualified in its entirety by reference thereto.

Investor Rights Agreement

At the Closing, the Company will enter into an Investor Rights Agreement with Seller and JFLCo (the “Investor Rights Agreement”). The Investor Rights Agreement provides that JFLCo (together with Seller and each of its respective affiliates, subsidiaries and managed funds and its and their successors and assigns (other than the Company and its subsidiaries, collectively “JFL”) shall have the right (but not the obligation) to nominate to the Board, a number of designees equal to at least: (i) a majority of the total number of directors serving on the Board, so long as JFL collectively beneficially owns 50% or more of the shares of Company common stock; (ii) 50% of the total number of directors serving on the Board in the event that JFL collectively beneficially owns 40% or more, but less than 50% of the shares of Company common stock; (iii) 40% of the total number of directors serving on the Board in the event that JFL collectively beneficially owns 30% or more, but less than 40% of the Company common stock; (iv) 30% of the total number of directors serving on the Board in the event that JFL collectively beneficially owns 15% or more, but less than 30% of the shares of Company common stock; and (v) 20% of number of directors serving on the Board in the event JFL collectively beneficially owns 10% or more, but less than 15% of the shares of Company Stock. A form of the Investor Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.7 and is incorporated herein by reference, and the foregoing description of the Investor Rights Agreement is qualified in its entirety by reference thereto.

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Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of Company common stock and Preferred Stock (including the shares of Company common stock issuable upon conversion thereof) to be issued in connection with the proposed Business Combination, the JFL Subscription Agreement, the PIPE Investment and the Backstop Commitment (pursuant to the Backstop and Subscription Agreement) will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is a copy of the press release issued June 26, 2018 announcing the proposed Business Combination.

Attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation dated June 2018 (the “Investor Presentation”) that will be used by the Company in making presentations to certain existing and potential stockholders of the Company with respect to the proposed Business Combination.

The Company and NRC Group management will hold a joint conference call on June 27, 2018 at 10:00 a.m. (Eastern Time) to discuss the proposed Business Combination. Interested investors and other parties may listen to the joint conference call by dialing (877) 407-0789 and refer to audience passcode 13681067. To access the replay, please dial (844) 512-2921 and reference audience passcode 13681067. There will not be a question-and-answer session on this call.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging on to http://public.viavid.com/index.php?id=130227, where the Investor Presentation has also been posted. The online replay will remain available for a limited time beginning immediately after the conclusion of the call. The information contained in, or that can be accessed through the Company’s website, is not a part of this Item 7.01.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information About the Proposed Business Combination and Where To Find It

The proposed Business Combination will be submitted to stockholders of the Company for their consideration. The Company intends to file with the SEC preliminary and definitive proxy statements in connection with the proposed Business Combination and other matters and will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the proposed Business Combination. The Company’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with the Company’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed Business Combination because these documents will contain important information about the Company, NRC Group and the proposed Business Combination. Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the proposed Business Combination and other documents filed with the SEC by the Company, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Nicholas A. Petruska, Executive Vice President, Chief Financial Officer, 3485 North Pines Way, Suite 110, Wilson, Wyoming 83014 or by telephone at (312) 803-0372.

Participants in the Solicitation

The Company, Seller, NRC Group, and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from the Company’s stockholders in connection with the proposed Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed Business Combination will be set forth in the Company’s Proxy Statement when it is filed with the SEC. You can find more information about the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 2, 2018. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the Proxy Statement when it becomes available, which can be obtained free of charge from the sources indicated above.

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Forward Looking Statements

This report includes, or incorporates by reference, “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include, but are not limited to: (1) references with respect to the anticipated benefits of the proposed Business Combination; (2) the projection of future financial performance of NRC Group, NRC Group’s operating companies and the Company following the proposed Business Combination; (3) changes in the market for NRC Group’s services and expansion plans and opportunities; (4) future acquisition or additional business combinations; (5) the financing component of the proposed Business Combination; (6) the sources and uses of cash; (7) the management and board composition of the Company following the proposed Business Combination n; (8) the anticipated capitalization and enterprise value of the Company following the proposed Business Combination; (9) the continued listing of the Company’s securities on the NYSE American; and (10) the expected date of closing the proposed Business Combination.

These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that may cause such a difference in connection with the proposed Business Combination include, but are not limited to, the following factors: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement between Seller and the Company; (2) the outcome of any legal proceedings that may be instituted against NRC Group, Seller or the Company following announcement of the proposed Business Combination and related transactions; (3) the inability to complete the transactions contemplated by the purchase agreement between Seller and the Company due to the failure to obtain approval of the stockholders of the Company, consummate the anticipated financing, obtain necessary approval from governmental authorities or satisfy other conditions to the closing of the proposed Business Combination; (4) the ability to obtain or maintain the listing of the Company’s securities on the NYSE American following the proposed Business Combination; (5) the risk that the proposed Business Combination disrupts the parties’ current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably; (7) unexpected costs, charges or expenses related to or resulting from the proposed Business Combination; (8) changes in applicable laws or regulations; (9) the possibility that NRC Group or the Company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks associated with the proposed Business Combination, as are more fully discussed in the Proxy Statement to be filed by the Company with the SEC in connection with the proposed Business Combination. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this report, which speak only as of this date. Neither the Company nor Seller nor NRC Group undertakes any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances. Nothing contained herein constitutes or will be deemed to constitute a forecast, project or estimate of the future financial performance of the Company, NRC Group or the combined company following the implementation of the proposed Business Combination or otherwise. In addition, actual results are subject to other risks identified in the Company’s prior and future filings with the SEC, available at www.sec.gov.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

2.1	Purchase Agreement, dated as of June 25, 2018, by and between Hennessy Capital Acquisition Corp. III and JFL-NRC-SES Partners, LLC.

10.1	Backstop and Subscription Agreement, dated as of June 25, 2018, by and between Hennessy Capital Acquisition Corp. III and Nomura Securities International, Inc. (including the form of Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Cumulative Preferred Stock of NRC Group Holdings Corp. (formerly known as Hennessy Capital Acquisition Corp. III) attached as Exhibit A thereto).

10.2	JFL Subscription Agreement, dated as of June 25 2018, by and among Hennessy Capital Acquisition Corp. III, Hennessy Capital Partners III LLC and J.F. Lehman & Company, LLC.

10.3	Voting and Support Agreement Subscription Agreement, dated as of June 25, 2018, by and among JFL-NRC-SES Partners, LLC, Hennessy Capital Partners III LLC and the stockholders of Hennessy Capital Acquisition Corp. III set forth therein.

10.4	Sponsor Warrant Exchange and Share Forfeiture Agreement, dated as of June 25, 2018, by and between Hennessy Capital Partners III LLC and Hennessy Capital Acquisition Corp. III.

10.5	Form of Amended and Restated Registration Rights Agreement to be entered into by and among Hennessy Capital Acquisition Corp. III, Hennessy Capital Partners III LLC, JFL-NRC-SES Partners, LLC and the other investors to be named therein.

10.6	Form of Lock-Up Agreement to be entered into by and between Hennessy Capital Acquisition Corp. III and JFL-NRC-SES Partners, LLC.

10.7	Form of Investor Rights Agreement to be entered into by and among Hennessy Capital Acquisition Corp. III, JFL-NRC-SES Partners, LLC and J.F. Lehman & Company, LLC

99.1	Press Release issued June 26, 2018

99.2	Investor Presentation dated June 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2018

HENNESSY CAPITAL ACQUISITION CORP. III

By:	/s/ Daniel J. Hennessy
Name: Daniel J. Hennessy
Title: Chief Executive Officer

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